                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               EPIX MEDICAL, INC.

     The undersigned, Michael D. Webb and William T. Whelan, do hereby certify:

     A. They are the duly elected and acting President and Assistant Secretary, respectively, of EPIX Medical, Inc., a Delaware corporation (the "Corporation").

     B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on November 28, 1988, and the name under which the Corporation was originally incorporated is Metacorp, Inc.

     C. The Certificate of Incorporation, as previously amended and restated, is further amended and restated to read in full as follows:

     FIRST: The name of the Corporation is EPIX Medical, Inc.

     SECOND: The address of the registered office of the Corporation in the state of Delaware is at 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805-1297. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 16,000,000, consisting of: (i) 15,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   PREFERRED STOCK

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but shall not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of the series;

     (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h) Any other relative rights, preferences and limitations of that series.

B.   COMMON STOCK

     The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.

     Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

     Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

     In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock the full amount to which they arc entitled, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

C.   ISSUANCE

     Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The Board of Directors shall consist of not less than three directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The initial directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, the initial directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and the initial directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each succeeding annual meeting of stockholders beginning in the first year following the election of such staggered Board of Directors, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in the size of such class shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, term of office and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the annual meeting for the year in which their term expires and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal.

     Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. The provisions of this subsection shall be the exclusive method for the removal of directors. This Article SIXTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 66 2/3% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article SIXTH as one class of stock.

     SEVENTH: The Board of Directors shall have the right to make, alter or repeal the By-laws of the Corporation.

     EIGHTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     NINTH: A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the General Corporation Law of the State of Delaware as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

     TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article TENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article TENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and
(ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article TENTH.

     ELEVENTH: (a) Except as set forth in part (b) of this Article ELEVENTH, the affirmative vote of the holders of 66 2/3% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article ELEVENTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Corporation (as hereinafter defined), (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the assets of the Corporation or any Subsidiary to any Other Corporation, (iii) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation, or (iv) to engage in any other transaction the effect of which is to combine the assets and business of the Corporation or any Subsidiary with any Other Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law, the Restated Certificate of Incorporation of the Corporation or any agreement or contract to which the Corporation is a party.

          (b) The provisions of part (a) of this Article ELEVENTH shall not be applicable to any transaction described therein if such transaction is approved by a resolution of the Board of Directors of the Corporation, provided that the directors voting in favor of such resolution include a majority of the persons who were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation became a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of stock of the Corporation entitled to vote for the election of directors. In considering such transaction, the Board of Directors shall give due consideration to such factors as it deems relevant, which may include without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

          (c) The Board of Directors shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination, if made in good faith, shall be conclusive and binding for all purposes of this Article ELEVENTH.

          (d) As used in this Article ELEVENTH, the following terms shall have the meanings indicated:

               "Other Corporation" means any person, firm, corporation or other entity, other than a Subsidiary of the Corporation, which is the Beneficial Owner of 5% or more of the shares of stock of the Corporation entitled to vote in the election of directors.

               "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

               "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $500,000.

               An Other Corporation (as defined above) shall be deemed to be the "Beneficial Owner" of stock if such Other Corporation or any "affiliate" or "associate" of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.), as amended from time to time), directly or indirectly, controls the voting of such stock or has any options, warrants, conversion or other rights to acquire such stock.

          (e) This Article ELEVENTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 66 2/3% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article ELEVENTH as one class of stock.

     TWELFTH: No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     This Article TWELFTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 66 2/3% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article TWELFTH as one class of stock.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     D. The foregoing Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation

     E. The foregoing Restated Certificate of Incorporation was approved by the written consent of the holders of (1) a majority of the outstanding shares of Common Stock and Preferred Stock, voting as a single class and (ii) a majority of the holders of the outstanding shares of each of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, each voting separately as a class, all in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, EPIX Medical, Inc. has caused this Restated Certificate of Incorporation to be signed by Michael D. Webb, its President, and attested by William T. Whelan, its Assistant Secretary, this 4th day of February, 1997.

                                        EPIX MEDICAL, INC.


                                        By: /s/ Michael D. Webb
                                            ------------------------------------
                                            Michael D. Webb
                                            President

ATTEST:


By: /s/ William T. Whelan
    ---------------------------------
    William T. Whelan
    Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               EPIX MEDICAL, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is EPIX MEDICAL, INC.

     2. The Certificate of Incorporation of the Corporation was filed on November 28, 1988 under the name Metacorp, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on May 4, 1989 to change the name of the Corporation to Metasyn, Inc. A Certificate of Amendment to the Restated Certificate of Incorporation filed on May 29, 1996 was filed on November 13, 1996 to change the name of the Corporation to EPIX Medical, Inc. Thereafter a Restated Certificate of Incorporation ("Restated Certificate") was filed on February 4, 1997. The said Restated Certificate is hereby amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said paragraph of Article Fourth the following new paragraph:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue if Forty One Million (41,000,000), consisting of (i) Forty Million (40,000,000) shares of Common Stock, $0.01 par value per share (the "Common Stock"), and (ii) One Million (1,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock")."

     3. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Chief Executive Officer on the 2nd day of May, 2000.

                                        EPIX MEDICAL, INC.


                                        /s/ Michael D. Webb
                                        ----------------------------------------
                                        Michael D. Webb
                                        Its President and Chief Executive
                                        Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               EPIX MEDICAL, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is EPIX MEDICAL, INC.

     2. The Certificate of Incorporation of the Corporation was filed on November 28, 1988 under the name Metacorp, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on May 4, 1989 to change the name of the Corporation to Metasyn, Inc. A Certificate of Amendment to the Restated Certificate of Incorporation filed on May 29, 1996 was filed on November 13, 1996 to change the name of the Corporation to EPIX Medical, Inc. Thereafter a Restated Certificate of Incorporation ("Restated Certificate") was filed on February 4, 1997. A Certificate of Amendment to the Restated Certificate was filed on May 3, 2000. The said Restated Certificate as amended is hereby further amended to change the name of the Corporation by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

     "FIRST: The name of the Corporation is EPIX Pharmaceuticals, Inc."

     3. The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Senior Vice President, Finance and Administration and Chief Financial Officer on the 7th day of September, 2004


                                        /s/ Peyton J. Marshall
                                        ----------------------------------------
                                        Peyton J. Marshall
                                        Senior Vice President, Finance and
                                        Administration and Chief Financial
                                        Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           EPIX PHARMACEUTICALS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is EPIX Pharmaceuticals, Inc.

     2. The Certificate of Incorporation of the Corporation was filed on November 28, 1988 under the name Metacorp, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on May 4, 1989 to change the name of the Corporation to Metasyn, Inc. A Certificate of Amendment to the Restated Certificate of Incorporation filed on May 29, 1996 was filed on November 13, 1996 to change the name of the Corporation to EPIX Medical, Inc. Thereafter a Restated Certificate of Incorporation ("Restated Certificate") was filed on February 4, 1997. A Certificate of Amendment to the Restated Certificate was filed on May 3, 2000. A Certificate of Amendment to the Restated Certificate was filed on September 7, 2004 to change the name of the Corporation to EPIX Pharmaceuticals, Inc. The said Restated Certificate, as amended, is hereby further amended to change the authorized capital of the Corporation by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu of said first paragraph of Article FOURTH the following new first paragraph:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) consisting of (i) One Hundred Million (100,000,000) shares of Common Stock, $0.01 par value per share (the "Common Stock") and (ii) One Million (1,000,000) shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock")."

     3. The amendment of the Restated Certificate, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President on the 16th day of August, 2006.


                                        /s/ Andrew C.G. Uprichard
                                        ----------------------------------------
                                        Andrew C.G. Uprichard, M.D.
                                        President

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           EPIX PHARMACEUTICALS, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is EPIX Pharmaceuticals, Inc.

     2. The Certificate of Incorporation of the Corporation was filed on November 28, 1988 under the name Metacorp, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on May 4, 1989 to change the name of the Corporation to Metasyn, Inc. A Certificate of Amendment to the Restated Certificate of Incorporation filed on May 29, 1996 was filed on November 13, 1996 to change the name of the Corporation to EPIX Medical, Inc. Thereafter a Restated Certificate of Incorporation ("Restated Certificate") was filed on February 4, 1997. A Certificate of Amendment to the Restated Certificate was filed on May 3, 2000. A Certificate of Amendment to the Restated Certificate was filed on September 7, 2004 to change the name of the Corporation to EPIX Pharmaceuticals, Inc. and thereafter an Amendment to the Restated Certificate was filed on August 16, 2006. The Restated Certificate of Incorporation, as amended, is hereby further amended by adding the following new sentences to the end of the first paragraph of ARTICLE FOURTH thereof.

     "Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, containing this sentence, to effect a plan of recapitalization of the Corporation's Common Stock by effecting a 1-for-1.5 reverse stock split with respect to the issued and outstanding shares of the Common Stock, without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders every one and one-half (1.5) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the "Effective Time") shall be changed and reclassified into one (1) share of Common Stock, $0.01 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on The NASDAQ Global Market on the last trading day prior to the Effective Time (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation's Board of Directors)."

     3. The amendment of the Restated Certificate, as amended, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President on the 16th day of August, 2006.


                                        /s/ Andrew C.G. Uprichard
                                        ----------------------------------------
                                        Andrew C.G. Uprichard, M.D.
                                        President